As filed with the Securities and Exchange Commission on December 12, 2003

Registration No. 333-110806

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

STAKTEK HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	3674	56-2354935
(State or other jurisdiction of Incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)

8900 Shoal Creek Boulevard, Suite 125

Austin, Texas 78757

Telephone: (512) 454-9531

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

W. Kirk Patterson

Vice President and Chief Financial Officer

8900 Shoal Creek Boulevard, Suite 125

Austin, Texas 78757

Telephone: (512) 454-9531

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael Dunn, P.C. John J. Gilluly III, Esq. Gray Cary Ware & Freidenrich LLP 1221 South MoPac Expressway, Suite 400 Austin, Texas 78746 (512) 457-7000	William R. Volk, Esq. William J. Murphy, Esq. Vinson & Elkins L.L.P. The Terrace 7 2801 Via Fortuna, Suite 100 Austin, Texas 78746 (512) 542-8400

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Common Stock, $0.001 par value per share	$145,000,000	$11,730.50

(1)	Estimated solely for the purposes of computing the registration fee in accordance with Rule 457(o).
(2)	Represents amounts paid on initial filing.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

The purpose of this Amendment No. 1 to Staktek Holdings, Inc.’s Registration Statement on Form S-1 (File No. 333-110806) is to file exhibits 10.6.1 and 10.6.2.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules

(A) Exhibits

1.1*	Form of Underwriting Agreement between Staktek Holdings, Inc. and the Underwriters

2.1**	Agreement and Plan of Merger, dated July 7, 2003, among Staktek Holdings, Inc., SC Merger Sub, Inc. and Staktek Corporation

3.1.1**	Certificate of Incorporation of Staktek Holdings, Inc., as currently in effect

3.1.2*	Form of Amended and Restated Certificate of Incorporation of Staktek Holdings, Inc., to be filed immediately prior to and to become effective upon closing of this offering

3.1.3**	Certificate of Designations of Redeemable Preferred Stock of Staktek Holdings, Inc.

3.2.1**	Bylaws of Staktek Holdings, Inc., as currently in effect

3.2.2*	Form of Amended and Restated Bylaws of Staktek Holdings, Inc., to be effective upon the closing of this offering

4.1	Reference is made to Exhibits 3.1.1, 3.1.2, 3.1.3, 3.2.1 and 3.2.2 for provisions defining the rights of equity holders

4.2*	Specimen certificate for shares of common stock of Staktek Holdings, Inc.

5.1*	Opinion of Gray Cary Ware & Freidenrich LLP

10.1.1**	Revolving Credit and Term Loan Agreement, dated August 19, 2003, among Comerica Bank, Guaranty Bank, SC Merger Sub, Inc., Research Applications, Inc. and Staktek Holdings, Inc.

10.1.2**	Security Agreement, dated August 19, 2003, among SC Merger Sub, Inc., Research Applications, Inc., Staktek Holdings, Inc. and Comerica Bank

10.1.3**	Revolving Credit Note, dated August 19, 2003, issued by Staktek Corporation, Research Applications, Inc. and Staktek Holdings, Inc. in favor of Comerica Bank

10.1.4**	Revolving Credit Note, dated August 19, 2003, issued by Staktek Corporation, Research Applications, Inc. and Staktek Holdings, Inc. in favor of Guaranty Bank

10.1.5**	Term Loan Note, dated August 19, 2003, issued by SC Merger Sub, Inc., Research Applications, Inc. and Staktek Holdings, Inc. in favor of Comerica Bank

10.1.6**	Term Loan Note, dated August 19, 2003, issued by SC Merger Sub, Inc., Research Applications, Inc. and Staktek Holdings, Inc. in favor of Guaranty Bank

10.1.7**	Swing Line Note, dated August 19, 2003, issued by SC Merger Sub, Inc., Research Applications, Inc. and Staktek Holdings, Inc. in favor of Comerica Bank

10.1.8**	Promissory Note, dated August 19, 2003, issued by Staktek Holdings, Inc. in favor of Comerica Bank

10.1.9**	Loan Agreement, dated August 19, 2003, among Staktek Holdings, Inc., and Austin Ventures

10.1.10**	Security Agreement, dated August 19, 2003, among Staktek Holdings, Inc., and Austin Ventures

10.1.11**	Subsidiary Security Agreement, dated August 19, 2003, between Staktek Holdings, Inc., and Austin Ventures

10.1.12**	Promissory Note, dated August 19, 2003, issued by Staktek Holdings, Inc. to Austin Ventures

10.1.13**	Guaranty, dated August 19, 2003, by Staktek GP LLC, Staktek L.P. LLC, Staktek Group L.P., and Research Applications, Inc. in favor of Austin Ventures

10.2**	Staktek Holdings, Inc. 2003 Stock Option Plan, as amended to date

10.3**	Letter Agreement, dated August 19, 2003, among Staktek Holdings, Inc., and Austin Ventures, regarding management rights

10.4**	Guaranty dated as of August 19, 2003, by Austin Ventures in favor of Comerica Bank

10.5**	Amended and Restated Registration Rights Agreement, dated November 24, 2003, among Staktek Holdings, Inc. and Austin Ventures

10.6.1#	Agreement, dated June 1, 2000, among Samsung Electronics Co., Ltd., Samsung Semiconductor, Inc. and Staktek Corporation

10.6.2	First Amendment to Agreement, dated June 9, 2000, among Samsung Electronics Co., Ltd., Samsung Semiconductor, Inc. and Staktek Corporation

10.7**	Lease Agreement, dated December 1, 2003, among Staktek Group L.P. and 8900 Shoal Creek

10.8.1**	Executive Employment Agreement, dated August 20, 2003, among Staktek Holdings, Inc. and James W. Cady

10.8.2**	Executive Employment Agreement, dated August 20, 2003, among Staktek Corporation and David G. Boone

10.8.3*	Amendment No. 1 to Executive Employment Agreement, dated November 17, 2003, among Staktek Corporation and David G. Boone

10.8.4**	Executive Employment Agreement, dated August 20, 2003, among Staktek Corporation and Charles R. Earnhart

10.8.5**	Executive Employment Agreement, dated August 20, 2003, among Staktek Corporation and William D. Askins

10.8.6**	Executive Employment Agreement, dated August 20, 2003, among Staktek Corporation and Albert V. Saucedo

10.8.7**	Executive Employment Agreement, dated November 17, 2003, among Staktek Corporation and W. Kirk Patterson

10.9**	Form of Indemnification Agreement for Staktek Holdings, Inc.’s directors and officers

10.10**	Staktek Holdings, Inc. Profit Sharing Plan

21.1**	List of Subsidiaries

23.1**	Consent of Independent Auditors

23.2**	Consent of Gray Cary Ware & Freidenrich LLP (Reference is made to Exhibit 5.1)

24.1**	Power of Attorney (See page II-8 of this Registration Statement)

*	To be filed by amendment.
**	Previously filed.
#	Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this Registration Statement and have been filed separately with the Securities and Exchange Commission.

(B) Financial Statement Schedule

None

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the city of Austin, state of Texas, on December 12, 2003.

STAKTEK HOLDINGS, INC.

By:	/s/ JAMES W. CADY

James W. Cady President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ JAMES W. CADY James W. Cady	President and Chief Executive Officer (principal executive officer)	December 12, 2003

/s/ W. KIRK PATTERSON W. Kirk Patterson	Vice President and Chief Financial Officer (principal financial and accounting officer)	December 12, 2003

/s/ JOSEPH C. ARAGONA* Joseph C. Aragona	Chairman of the Board of Directors	December 12, 2003

/s/ J. ROSS COCKRELL* J. Ross Cockrell	Director	December 12, 2003

/s/ CLARK W. JERNIGAN* Clark W. Jernigan	Director	December 12, 2003

/s/ HARVEY B. CASH* Harvey B. Cash	Director	December 12, 2003

/s/ MORTON L. TOPFER* Morton L. Topfer	Director	December 12, 2003

/s/ A. TRAVIS WHITE* A. Travis White	Director	December 12, 2003

*By	/s/ James W. Cady

James W. Cady, Attorney-in-Fact

INDEX TO EXHIBITS

1.1*		Form of Underwriting Agreement between Staktek Holdings, Inc. and the Underwriters

2.1**		Agreement and Plan of Merger, dated July 7, 2003, among Staktek Holdings, Inc., SC Merger Sub, Inc. and Staktek Corporation

3.1.1**		Certificate of Incorporation of Staktek Holdings, Inc., as currently in effect

3.1.2*		Form of Amended and Restated Certificate of Incorporation of Staktek Holdings, Inc., to be filed immediately prior to and to become effective upon closing of this offering

3.1.3**		Certificate of Designations of Redeemable Preferred Stock of Staktek Holdings, Inc.

3.2.1**		Bylaws of Staktek Holdings, Inc., as currently is effect

3.2.2*		Form of Amended and Restated Bylaws of Staktek Holdings, Inc., to be effective upon the closing of this offering

4.1		Reference is made to Exhibits 3.1.1, 3.1.2, 3.1.3, 3.2.1 and 3.2.2 for provisions defining the rights of equity holders

4.2*		Specimen certificate for shares of common stock of Staktek Holdings, Inc.

5.1*		Opinion of Gray Cary Ware & Freidenrich LLP.

10.1.1**		Revolving Credit and Term Loan Agreement, dated August 19, 2003, among Comerica Bank, Guaranty Bank, SC Merger Sub, Inc., Research Applications, Inc. and Staktek Holdings, Inc.

10.1.2**		Security Agreement, dated August 19, 2003, among SC Merger Sub, Inc., Research Applications, Inc., Staktek Holdings, Inc. and Comerica Bank

10.1.3**		Revolving Credit Note, dated August 19, 2003, issued by Staktek Corporation, Research Applications, Inc. and Staktek Holdings, Inc. in favor of Comerica Bank

10.1.4**		Revolving Credit Note, dated August 19, 2003, issued by Staktek Corporation, Research Applications, Inc. and Staktek Holdings, Inc. in favor of Guaranty Bank

10.1.5**		Term Loan Note, dated August 19, 2003, issued by SC Merger Sub, Inc., Research Applications, Inc. and Staktek Holdings, Inc. in favor of Comerica Bank

10.1.6**		Term Loan Note, dated August 19, 2003, issued by SC Merger Sub, Inc., Research Applications, Inc. and Staktek Holdings, Inc. in favor of Guaranty Bank

10.1.7**		Swing Line Note, dated August 19, 2003, issued by SC Merger Sub, Inc., Research Applications, Inc. and Staktek Holdings, Inc. in favor of Comerica Bank.

10.1.8**		Promissory Note, dated August 19, 2003, issued by Staktek Holdings, Inc. in favor of Comerica Bank

10.1.9**		Loan Agreement, dated August 19, 2003, among Staktek Holdings, Inc., and Austin Ventures

10.1.10**		Security Agreement, dated August 19, 2003, among Staktek Holdings, Inc., and Austin Ventures

10.1.11**		Subsidiary Security Agreement, dated August 19, 2003, between Staktek Holdings, Inc., and Austin Ventures

10.1.12**		Promissory Note, dated August 19, 2003, issued by Staktek Holdings, Inc. to Austin Ventures

10.1.13	**	Guaranty, dated August 19, 2003, by Staktek GP LLC, Staktek L.P. LLC, Staktek Group L.P., and Research Applications, Inc. in favor of Austin Ventures

10.2**		Staktek Holdings, Inc. 2003 Stock Option Plan, as amended to date

10.3**		Letter Agreement, dated August 19, 2003, among Staktek Holdings, Inc. and Austin Ventures, regarding management rights

10.4**	Guaranty dated as of August 19, 2003, by Austin Ventures in favor of Comerica Bank

10.5**	Amended and Restated Registration Rights Agreement, dated November 24, 2003, among Staktek Holdings, Inc. and Austin Ventures

10.6.1#	Agreement, dated June 1, 2000, among Samsung Electronics Co., Ltd., Samsung Semiconductor, Inc. and Staktek Corporation

10.6.2	First Amendment to Agreement, dated June 9, 2000, among Samsung Electronics Co., Ltd., Samsung Semiconductor, Inc. and Staktek Corporation

10.7**	Lease Agreement, dated December 1, 2003, among Staktek Group L.P. and 8900 Shoal Creek

10.8.1**	Executive Employment Agreement, dated August 20, 2003, among Staktek Corporation and James W. Cady

10.8.2**	Executive Employment Agreement, dated August 20, 2003, among Staktek Corporation and David G. Boone

10.8.3*	Amendment No. 1 to Executive Employment Agreement, dated November 17, 2003, among Staktek Corporation and David G. Boone

10.8.4**	Executive Employment Agreement, dated August 20, 2003, among Staktek Corporation and Charles R. Earnhart

10.8.5**	Executive Employment Agreement, dated August 20, 2003, among Staktek Corporation and William D. Askins

10.8.6**	Executive Employment Agreement, dated August 20, 2003, among Staktek Corporation and Albert V. Saucedo

10.8.7**	Executive Employment Agreement, dated November 17, 2003, among Staktek Corporation and W. Kirk Patterson

10.9**	Form of Indemnification Agreement for Staktek Holdings, Inc.’s directors and officers

10.10**	Staktek Holdings, Inc. Profit Sharing Plan

21.1**	List of Subsidiaries

23.1**	Consent of Independent Auditors

23.2**	Consent of Gray Cary Ware & Freidenrich LLP (Reference is made to Exhibit 5.1)

24.1**	Power of Attorney (See page II-8 of this Registration Statement)

*	To be filed by amendment.
**	Previously filed.
#	Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this Registration Statement and have been filed separately with the Securities and Exchange Commission.